                                                                   EXHIBIT 10.36


                              SETTLEMENT AGREEMENT


         This Settlement Agreement (this "Agreement") is made and entered into as of the 21st day of May 1999, by and among John Moroz ("J. Moroz"), Peter Moroz ("P. Moroz") and Mykola Moroz ("M. Moroz" and together with J. Moroz and
P. Moroz, the "Shareholders") and Mobility Electronics, Inc. (f/k/a Electronics Accessory Specialists International, Inc), a Delaware corporation (the "Company").

                               W I T N E S E T H :

         WHEREAS, Miram International Inc., a Minnesota corporation ("Miram"), has been liquidated, and its assets have been distributed to the Shareholders; and

         WHEREAS, an Event of Default has occurred under that certain Promissory Note, dated July 3, 1997, payable by Miram to M. Moroz in the original principal amount of $400,000 (the "Note"), which Note was assumed by the Company as an assumed liability under that certain Asset Purchase Agreement and Plan of Reorganization, dated July 29, 1997, by and among Miram, the Shareholders and the Company (the "Purchase Agreement"); and

         WHEREAS, the parties hereto have reached an agreement concerning the waiver of the Event of Default, the terms upon which payment of the Note shall be made and termination of that certain Preemptive Rights Agreement, dated as of July 29, 1997, by and among Miram, the Shareholders and the Company executed in connection with the Asset Purchase Agreement (the "Preemptive Rights Agreement").

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. Settlement Terms.

                  a. Waiver of Defaults. The Company failed to make required payments under the Note on January 1, 1999 and April 1, 1999, which failures are Events of Default (as that term is defined in the Note) under the Note. Miram hereby waives such Events of Default, but such waiver shall not constitute a waiver of any future Events of Default.

                  b. Amendments to the Note. The Note shall be amended as follows:

                  (i) The Note shall continue to accrue interest at the rate of 8% per annum until paid in full. All principal and accrued but unpaid interest due and payable under the Note shall be deferred until January 31, 2000, and the principal and all accrued but unpaid interest of the Note shall be due and payable in three equal installments on January 31, 2000, April 30, 2000 and July 31, 2000; and

                  (ii) In the event the Company (i) closes an initial public offering of its common stock, par value $.01 per share ("Common Stock"), or (ii) closes on $10 million or more in a single private offering of its stock (which may have one or more closings) after the date hereof, then the Company shall pay all of the principal and accrued but unpaid interest of the Note within 10 days of such closing.

                  c. Issuance of Common Stock. The parties agree that the rights of Miram under Section 2.2(b) of the Purchase Agreement are hereby settled, modified, amended and changed to provide that, upon execution of this Agreement by the parties hereto, the Company will issue an aggregate of 77,000 shares of Common Stock to the Shareholders upon the execution of this Agreement, in the amounts set forth on Exhibit A attached hereto; and the Company shall have no further obligations to Miram or the Shareholders under the Purchase Agreement (including, without limitation, Section 2.2(b) of the Purchase Agreement).

                  d. Termination of Preemptive Rights Agreement. The parties agree that the Preemptive Rights Agreement shall terminate upon the execution of this Agreement by the parties hereto; and that any rights or obligations of the parties thereunder (past, present or future) shall be deemed to have been waived and terminated.

         2. Representations and Warranties.

                  a. Representations and Warranties of the Shareholders. The Shareholders hereby represent and warrant that the following are true and correct as of the date hereof: (i) each Shareholder has the power and authority to execute, deliver and perform his obligations under this Agreement, and this Agreement constitutes the valid and binding obligation of each Shareholder enforceable against him in accordance with the terms hereof; (ii) each Shareholder has consulted or has had sufficient opportunity to discuss with any person, including an attorney of his choice, all provisions of this Agreement, that he has carefully read and fully understands all the provisions of this Agreement, that he is competent to execute this Agreement, and that he is voluntarily entering into this Agreement of his own free will and accord, without reliance upon any statement or representation of any person or parties released, or their representatives, concerning the nature and extent of the damages and/or legal liability therefor; and (iii) Miram has been liquidated and the Shareholders were the only shareholders of Miram at the time of such liquidation. M. Moroz also represents and warrants that he is the holder of the Note, and he covenants and agrees that: (i) he will attach a copy of this Agreement to the Note; and (ii) he will not sell or otherwise transfer the Note without the prior written consent of the Company, which consent shall not be unreasonably withheld.

                  b. Representations and Warranties of the Company. The Company hereby represents and warrants that the following are true and correct as of the date hereof: (i) the Company is a corporation validly existing and in good standing under the laws of the State of Delaware; (ii) the Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement, and the execution, delivery and performance by it of this Agreement has been duly authorized by all necessary action, and this Agreement constitutes the valid and binding obligation of the Company, enforceable against it in accordance with the terms hereof; and (iii) none of the Company Releasors have assigned, sold, conveyed or otherwise transferred all or any portion of the Company Claims.

         3. Amendment and Assignment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all the parties hereto. This Agreement shall extend to and be binding upon each of the parties and their respective heirs, successors, assigns, legal representatives and any corporation or other entity into or with which any party hereto may merge or consolidate. Notwithstanding the above, neither this Agreement nor any right created hereby shall be assignable to any party hereto.

         4. Notice. Any notice or communication must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person or by facsimile. Any such notice or communication shall be deemed received, if not earlier received, on the third business day following the date on which it is mailed, or on the day on which it is hand delivered or delivered by facsimile, as the case may be. For purposes of notice, the addresses of the parties shall be as set forth opposite in the Purchase Agreement. Any party may change its address for notice by written notice similarly given to the other parties.

         5. Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, oral or written, relating to the subject matter hereof.

         6. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable by a court of competent jurisdiction, such provisions shall be deemed severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provisions did not comprise a part hereof unless the loss of such provision causes this Agreement to fail of its essential purpose; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom except as aforesaid. Furthermore, in lieu of such illegal, invalid or unenforceable provision, the parties agree to meet to determine in good faith, or will ask the court to determine, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable and such provision so determined shall then be added as part of this Agreement.

         7. Governing Law. This Agreement and the rights and obligations of the parties hereto, shall be governed, construed and enforced in accordance with the laws of the State of Delaware.

         8. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute a single instrument.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        /s/ JOHN MOROZ
                                        ---------------------------------------
                                        John Moroz

                                        /s/ MYKOLA MOROZ
                                        ---------------------------------------
                                        Mykola Moroz

                                        /s/ PETER MOROZ
                                        ---------------------------------------
                                        Peter Moroz


                                        MOBILITY ELECTRONICS, INC.

                                        By:  /s/ CHARLES R. MOLLO
                                             ----------------------------------
                                                 Charles R. Mollo,
                                                 Chief Executive Officer

                                    Exhibit A


Name of Shareholder                                           Number of Shares
-------------------                                           ----------------
John Moroz                                                          33,000

Peter Moroz                                                          4,000

Mykola Moroz                                                        40,000

                  Total
                                                                -------------
                                                                    77,000